Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7213
fax: 781 274 1270

www.syntapharma.com

Synta Announces Executive Management Changes,
Appoints Dr. Paul A. Friedman Director

Safi R. Bahcall, Ph.D., Resigns as President, CEO and Director;
Newly Formed Executive Committee to Act as Principle Executive Body Until
Appointment of New Chief Executive Officer

LEXINGTON, MA — March 3, 2014 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) today announced that Safi R. Bahcall, Ph.D., has resigned as President, Chief Executive Officer and a member of the Board of Directors, effective immediately, and has been replaced by a newly formed Executive Committee of the Board. The Committee will be chaired by Keith R. Gollust, the Company’s Chairman of the Board of Directors, and include current Director Robert N. Wilson, retired Vice Chairman of Johnson & Johnson, and newly appointed Director Paul A. Friedman, M.D., the former Chief Executive Officer of Incyte Corporation. The committee will serve as the principal executive body for the Company until such time as a Chief Executive Officer is named.

“On behalf of the Board of Directors of Synta, I would like to thank Safi for his tremendous contributions to Synta’s development and growth over the past 12 years,” stated Mr. Gollust. “The Executive Committee looks forward to working closely with the management team while we conduct our search for a new chief executive, a process which will commence immediately.  We expect this transition to produce no delay in our advancement of ganetespib or the HDC platform, which continue to make important progress in the clinic and the lab.”

Dr. Friedman’s appointment to the Board of Directors is also effective immediately.  He was Chief Executive Officer of Incyte Corporation from 2001 until his retirement in January 2014.  He continues to serve as a director of Incyte as well as Auxilium Pharmaceuticals, Durata Therapeutics, and two privately held companies.  He received his AB in Biology from Princeton University and his MD from Harvard Medical School, where he served on the faculty until 1991 when he left to join Merck Research Laboratories.

“We are honored to welcome Dr. Friedman to Synta’s Board of Directors and Executive Committee,” said Mr. Gollust.  “Paul has had a distinguished career as a biotech industry executive, and we look forward to the valuable insights and perspectives he will bring to Synta based on his many years of experience in pharmaceutical research, development and commercialization.”

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases. Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures. All Synta drug candidates were invented by Synta scientists using our compound library and discovery capabilities. For more information, please visit www.syntapharma.com

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements. Such statements are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission. Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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Contacts:

Investors:

Argot Partners

Andrea Rabney

(212) 600-1494

andrea@argotpartners.com

Media:

Argot Partners

Eliza Schleifstein

(917) 763-8106

eliza@argotpartners.com